UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report             October 10, 2005

                            Denim Apparel Group Inc.
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            (Exact name of registration as specified in its charter)


           Nevada                    0-09322                    88-0419183
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(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)

                    1045 Stephanie Way, Minden NV          89423
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 775-267-2242

                              Kingdom Ventures Inc.
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
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Item 3.03 Material Modification to Rights of Security Holders

         That the Company is authorized to approve......Nevada Revised Statues
("NRS") Section 78.207, a one-for-1000 reverse split of the Common Stock (the "Revenue Stock Split"). The Reverse Stock Split shall provide for rounding up to the next highest whole number the number of shares of Common Stock issued to each shareholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split. Therefore any person with one thousand shares or less shall receive one share of common stock as a result of the reverse stock split. The effective date for the Reverse Split will be October 24, 2005

Section 8 - Other Events
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Item 8.01   Other Events

Denim Apparel Group Inc. Formally Know as Kingdom Ventures, Inc. has changed its name and focus in the company to zero in on acquiring high growth companies in the premium denim and high end apparel manufacturing industry.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1: Board Action Dated October 10, 2005


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:            October 14, 2005                    s/s Eric Joffe
                                                     ---------------------------
                                                     Eric Joffe, CEO



                                  Exhibit Index


Exhibit No.          Description
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99.1                 Board Action Dated October 10, 2005